UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 4, 2021

BRIDGFORD FOODS CORPORATION
(Exact name of registrant as specified in its charter)

California	000-02396	95-1778176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1308 N. Patt Street, Anaheim, CA	92801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 526-5533

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock	BRID	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 (b) – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective October 30, 2021, the Board of Directors of Bridgford Foods Corporation made the following changes to principal officers of the company. The Board of Directors elected Michael W. Bridgford as Chairman of the Board. He succeeds William L. Bridgford who was elected Vice President. Michael Bridgford has most recently served as Vice President of Bridgford Foods Corporation with responsibility for the company’s sales and marketing operations in the Frozen Food Products Segment.

Baron Bridgford II was elected President. He succeeds John Simmons who was elected Vice President. Baron Bridgford II has most recently served as Vice President with responsibility for the company’s marketing and processing operations in the Snack Food Products Segment.

Chris Cole was elected Senior Vice President of Bridgford Marketing Company. Christian Quigley was elected Vice President of Bridgford Marketing Company.

Allan Bridgford Sr., Vice President and Chairman of the Executive Committee retired after more than 64 years of service and will continue to provide consulting services to the company.

The Registrant issued a press release that announced these events on November 4, 2021. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description
99.1	Press Release dated November 4, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGFORD FOODS CORPORATION

November 4, 2021	By:	/s/ Raymond F. Lancy
Raymond F. Lancy
Principal Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated November 4, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)